UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

Rex Energy Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

366 Walker Drive State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (814) 278-7267

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amendment to Amended and Restated Credit Agreement

On July 11, 2014, Rex Energy Corporation (the “Company”) entered into a Third Amendment to the Amended and Restated Credit Agreement (the “Third Amendment”) among KeyBank National Association (“KeyBank”), as Administrative Agent, and the other lenders signatory thereto, amending that certain Credit Agreement dated as of March 27, 2013 (as amended, modified or supplemented, the “Credit Agreement”).

The Third Amendment amended certain provisions of the Credit Agreement pursuant to which, among other things, (i) KeyBank resigned from its roles as Administrative Agent and Issuing Bank, (ii) Royal Bank of Canada assumed each of the roles of Administrative Agent and Issuing Bank, and (iii) the restriction on the aggregate amount of senior debt securities that the Company may have outstanding at any time was revised such that the aggregate principal amount of such debt securities is governed solely by the Company’s pro forma compliance with existing financial covenants set forth in the Credit Agreement and not subject to a specified dollar limit.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of this agreement. A copy of the Third Amendment will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 14, 2014, in conjunction with the offering of senior notes referenced in Item 8.01 below, the Company reaffirmed 2014 guidance, originally published in its July 7, 2014 press release furnished on a Current Report on Form 8-K dated July 7, 2014. For a discussion of factors that may cause actual results to differ materially from current expectations, see the “Forward-Looking Statements” section in that press release.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 8.01.	Other Events.

On July 14, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing its intention to offer $250 million in aggregate principal amount of senior notes due 2022 in a private placement, subject to market conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Rex Energy Corporation Press Release dated July 14, 2014.

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Rex Energy Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ Jennifer L. McDonough
Jennifer L. McDonough
Sr. Vice President, General Counsel and Secretary

Date: July 14, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Rex Energy Corporation Press Release dated July 14, 2014.